Exhibit 31.1

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Michael L. Burrow, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of ENGlobal Corporation;

2.	Based on my knowledge, this quarterly report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.	Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4.	ENGlobal’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures and internal controls and procedures for financial reporting (as defined in Exchange Act Rules 13a-14 and 15d-14) for ENGlobal and we have:

•	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the issuer, including in consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

•	Evaluated the effectiveness of ENGlobal’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (“Evaluation Date”);

•	Presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures and procedures based on our evaluation as of the Evaluation Date;

5.	ENGlobal’s other certifying officer and I have disclosed, based on our most recent evaluation, to our auditors and the audit committee of the board of directors (or persons fulfilling the equivalent function):

a.	All significant deficiencies in the design or operation of internal controls which could adversely affect ENGlobal’s ability to record, process, summarize and report financial data and have identified for the auditors any material weakness in internal controls; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in ENGlobal’s internal controls; and

6.	ENGlobal’s other certifying officer and I have indicated in this quarterly report whether any significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: May 6, 2004

/s/ Michael L. Burrow

Michael L. Burrow

Chief Executive Officer